Two Harbors Investment Corp. Reports Third Quarter 2023 Financial Results
Completed Acquisition of RoundPoint Mortgage Servicing LLC

NEW YORK, October 30, 2023 - Two Harbors Investment Corp. (NYSE: TWO), an Agency RMBS + MSR real estate investment trust (REIT), today announced its financial results for the quarter ended September 30, 2023.

Quarterly Summary
•Reported book value of $15.36 per common share, and declared a third quarter common stock dividend of $0.45 per share, representing a (3.5)% quarterly economic return on book value.(1)
•Incurred Comprehensive Loss of $56.8 million, or $(0.61) per weighted average basic common share.
•Generated Income Excluding Market-Driven Value Changes (IXM) of $0.51 per weighted average basic common share.(2)
•Closed acquisition of RoundPoint Mortgage Servicing LLC, which is expected to be accretive to pre-tax earnings in 2024 of $25-30 million through additional revenues and cost savings achieved by vertically integrating self-servicing capabilities.
•Settled $472.2 million unpaid principal balance (UPB) of MSR through flow-sale acquisitions.

“In the third quarter, fixed income markets fluctuated as participants tried to understand the Fed’s future path. The correlation of higher rates, higher volatility and wider mortgage spreads remained in place, which impacted our book value and returns,” stated Bill Greenberg, Two Harbors’ President and CEO. “Notwithstanding the continued market volatility, the highlight of our quarter was undoubtedly closing the acquisition of RoundPoint Mortgage Servicing LLC. We anticipate that bringing our servicing in-house will be accretive to pre-tax earnings in 2024 by $25-30 million. We believe this is a tremendous opportunity for our stakeholders and for the growth of both Two Harbors and RoundPoint.”

“As interest rates increased, we actively managed our Agency RMBS exposure by rotating into higher coupons. Our MSR portfolio continued to perform well, with prepayment speeds declining quarter-over-quarter and coming in below expectations, which is a tailwind to this strategy,” stated Nick Letica, Two Harbors’ Chief Investment Officer. “While elevated interest rate and spread volatility can pose near-term challenges to the RMBS sector, the combination of wide spreads and longer-term tightening potential make this a very attractive time to invest in our assets. Additionally, with the weighted average coupon of our MSR so far out of the money, we have a low convexity, low duration asset with stable cash flows. The combination of these two attractive assets leads to our belief that we can generate a low-to-mid-teens return in this environment.”
________________
(1)Economic return on book value is defined as the increase (decrease) in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by book value as of the beginning of the period.
(2)Income Excluding Market-Driven Value Changes, or IXM, is a non-GAAP measure. Please see page 11 for a definition of IXM and a reconciliation of GAAP to non-GAAP financial information.

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the third quarter of 2023 and second quarter of 2023:

Two Harbors Investment Corp. Operating Performance (unaudited)
(dollars in thousands, except per common share data)
	Three Months Ended September 30, 2023			Three Months Ended June 30, 2023
Earnings attributable to common stockholders	Earnings	Per weighted average basic common share	Annualized return on average common equity	Earnings	Per weighted average basic common share	Annualized return on average common equity
Comprehensive (Loss) Income	$(56,845)	$(0.61)	(14.5)%	$31,478	$0.31	8.1%
GAAP Net Income	$294,077	$3.04	75.0%	$187,784	$1.94	48.3%
Income Excluding Market-Driven Value Changes(1)	$49,288	$0.51	12.6%	$57,501	$0.60	14.8%
Earnings Available for Distribution(2)	$(776)	$(0.01)	(0.2)%	$(3,716)	$(0.04)	(1.0)%

Operating Metrics
Dividend per common share	$0.45			$0.45
Annualized dividend yield(3)	13.6%			13.0%
Book value per common share at period end	$15.36			$16.39
Economic return on book value(4)	(3.5)%			2.2%
Operating expenses, excluding non-cash LTIP amortization and certain operating expenses(5)	$12,629			$11,885
Operating expenses, excluding non-cash LTIP amortization and certain operating expenses, as a percentage of average equity(5)	2.3%			2.2%
_______________
(1)Income Excluding Market-Driven Value Changes, or IXM, is a non-GAAP measure. Please see page 11 for a definition of IXM and a reconciliation of GAAP to non-GAAP financial information.
(2)Earnings Available for Distribution, or EAD, is a non-GAAP measure. Please see page 12 for a definition of EAD and a reconciliation of GAAP to non-GAAP financial information.
(3)Dividend yield is calculated based on annualizing the dividends declared in the given period, divided by the closing share price as of the end of the period.
(4)Economic return on book value is defined as the (decrease) increase in book value per common share from the beginning to the end of the given period, plus dividends declared in the period, divided by the book value as of the beginning of the period.
(5)Excludes non-cash equity compensation expense of $1.6 million for the third quarter of 2023 and $1.7 million for the second quarter of 2023 and certain operating expenses of $10.4 million for the third quarter of 2023 and $7.1 million for the second quarter of 2023. Certain operating expenses predominantly consists of expenses incurred in connection with the company’s ongoing litigation with PRCM Advisers LLC. It also includes certain transaction expenses incurred in connection with the company’s acquisition of RoundPoint Mortgage Servicing LLC.

Portfolio Summary
As of September 30, 2023, the company’s portfolio was comprised of $12.0 billion of Agency RMBS, MSR and other investment securities as well as their associated notional debt hedges. Additionally, the company held $2.1 billion bond equivalent value of net long to-be-announced securities (TBAs).

The following tables summarize the company’s investment portfolio as of September 30, 2023 and June 30, 2023:

Two Harbors Investment Corp. Portfolio
(dollars in thousands)

Portfolio Composition	As of September 30, 2023		As of June 30, 2023
	(unaudited)		(unaudited)
Agency RMBS	$8,832,783	73.3%	$8,887,839	72.6%
Mortgage servicing rights(1)	3,213,113	26.6%	3,273,956	26.7%
Other	7,861	0.1%	87,808	0.7%
Aggregate Portfolio	12,053,757		12,249,603
Net TBA position(2)	2,134,444		2,894,560
Total Portfolio	$14,188,201		$15,144,163
________________
(1)Based on the loans underlying the MSR reported by subservicers on a month lag, adjusted for current month purchases.
(2)Represents bond equivalent value of TBA position. Bond equivalent value is defined as notional amount multiplied by market price. Accounted for as derivative instruments in accordance with GAAP.

Portfolio Metrics Specific to Agency RMBS	As of September 30, 2023	As of June 30, 2023
	(unaudited)	(unaudited)
Weighted average cost basis(1)	$100.81	$101.41
Weighted average experienced three-month CPR	6.5%	6.5%
Gross weighted average coupon rate	5.5%	5.6%
Weighted average loan age (months)	24	22
______________
(1)Weighted average cost basis includes Agency principal and interest RMBS only and utilizes carrying value for weighting purposes.

Portfolio Metrics Specific to MSR(1)	As of September 30, 2023	As of June 30, 2023
(dollars in thousands)	(unaudited)	(unaudited)
Unpaid principal balance	$218,662,270	$222,622,177
Gross coupon rate	3.4%	3.4%
Current loan size	$338	$340
Original FICO(2)	759	759
Original LTV	72%	72%
60+ day delinquencies	0.7%	0.6%
Net servicing fee	25.2 basis points	26.4 basis points

	Three Months Ended September 30, 2023	Three Months Ended June 30, 2023
	(unaudited)	(unaudited)
Fair value gains	$67,369	$21,679
Servicing income	$178,625	$175,223
Servicing expenses	$28,894	$25,477
Change in servicing reserves	$994	$(301)
________________.
(1)Metrics exclude residential mortgage loans in securitization trusts for which the company is the named servicing administrator. Portfolio metrics, other than UPB, represent averages weighted by UPB.
(2)FICO represents a mortgage industry accepted credit score of a borrower.

Other Investments and Risk Management Metrics	As of September 30, 2023	As of June 30, 2023
(dollars in thousands)	(unaudited)	(unaudited)
Net long TBA notional(1)	$2,194,000	$3,051,000
Futures notional	$(7,870,450)	$(6,624,550)
Interest rate swaps notional	$8,545,965	$8,977,714
Swaptions net notional	$(200,000)	$(200,000)
________________
(1)Accounted for as derivative instruments in accordance with GAAP.

Financing Summary
The following tables summarize the company’s financing metrics and outstanding repurchase agreements, revolving credit facilities, term notes and convertible senior notes as of September 30, 2023 and June 30, 2023:

September 30, 2023	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)
Repurchase agreements collateralized by securities	$8,835,454	5.56%	3.25	17
Repurchase agreements collateralized by MSR	277,816	7.06%	2.34	3
Total repurchase agreements	9,113,270	5.65%	3.23	18
Revolving credit facilities collateralized by MSR and related servicing advance obligations	1,410,671	8.65%	15.68	4
Term notes payable collateralized by MSR	295,025	8.23%	8.84	n/a
Unsecured convertible senior notes	268,179	6.25%	27.55	n/a
Total borrowings	$11,087,145

June 30, 2023	Balance	Weighted Average Borrowing Rate	Weighted Average Months to Maturity	Number of Distinct Counterparties
(dollars in thousands, unaudited)
Repurchase agreements collateralized by securities	$8,807,824	5.23%	2.19	18
Repurchase agreements collateralized by MSR	260,000	8.67%	5.98	1
Total repurchase agreements	9,067,824	5.33%	2.30	19
Revolving credit facilities collateralized by MSR and related servicing advance obligations	1,455,421	8.46%	18.71	4
Term notes payable collateralized by MSR	398,653	8.00%	11.87	n/a
Unsecured convertible senior notes	267,791	6.25%	30.58	n/a
Total borrowings	$11,189,689

Borrowings by Collateral Type	As of September 30, 2023		As of June 30, 2023
(dollars in thousands)	(unaudited)		(unaudited)
Agency RMBS	$8,835,221		$8,760,221
Mortgage servicing rights and related servicing advance obligations	1,983,512		2,114,074
Other - secured	233		47,603
Other - unsecured(1)	268,179		267,791
Total	11,087,145		11,189,689
TBA cost basis	2,147,540		2,905,852
Net payable (receivable) for unsettled RMBS	—		54,739
Total, including TBAs and net payable (receivable) for unsettled RMBS	$13,234,685		$14,150,280

Debt-to-equity ratio at period-end(2)	5.2	:1.0	5.0	:1.0
Economic debt-to-equity ratio at period-end(3)	6.3	:1.0	6.4	:1.0

Cost of Financing by Collateral Type(4)	Three Months Ended September 30, 2023		Three Months Ended June 30, 2023
	(unaudited)		(unaudited)
Agency RMBS	5.61%		5.20%
Mortgage servicing rights and related servicing advance obligations(5)	9.01%		8.70%
Other - secured	6.79%		5.89%
Other - unsecured(1)(5)	6.92%		6.88%
Annualized cost of financing	6.26%		5.89%
Interest rate swaps(6)	(0.25)%		(0.13)%
U.S. Treasury futures(7)	(0.40)%		(0.21)%
TBAs(8)	3.79%		3.49%
Annualized cost of financing, including swaps, U.S. Treasury futures and TBAs	5.26%		5.08%
____________________
(1)Unsecured convertible senior notes.
(2)Defined as total borrowings to fund Agency and non-Agency investment securities and MSR, divided by total equity.
(3)Defined as total borrowings to fund Agency and non-Agency investment securities and MSR, plus the implied debt on net TBA cost basis and net payable (receivable) for unsettled RMBS, divided by total equity.
(4)Excludes repurchase agreements collateralized by U.S. Treasuries.
(5)Includes amortization of debt issuance costs.
(6)The cost of financing on interest rate swaps held to mitigate interest rate risk associated with the company’s outstanding borrowings includes interest spread income/expense and amortization of upfront payments made or received upon entering into interest rate swap agreements and is calculated using average borrowings balance as the denominator.
(7)The cost of financing on U.S. Treasury futures held to mitigate interest rate risk associated with the company’s outstanding borrowings is calculated using average borrowings balance as the denominator. U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements.
(8)The implied financing benefit/cost of dollar roll income on TBAs is calculated using the average cost basis of TBAs as the denominator. TBA dollar roll income is the non-GAAP economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements. TBAs are accounted for as derivative instruments in accordance with GAAP.

Conference Call
Two Harbors Investment Corp. will host a conference call on October 31, 2023 at 10:00 a.m. ET to discuss third quarter 2023 financial results and related information. The conference call will be webcast live and accessible in the Investors section of the company’s website at www.twoharborsinvestment.com/investors. To participate in the teleconference, please call toll-free (877) 502-7185, approximately 10 minutes prior to the above start time. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. ET on October 31, 2023, through 12:00 p.m. ET on November 14, 2023. The playback can be accessed by calling (877) 660-6853, conference code 13740826. The call will also be archived on the company’s website in the News & Events section.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, mortgage servicing rights and other financial assets. Two Harbors is headquartered in St. Louis Park, MN.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2022, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; changes in prepayment rates of mortgages underlying our target assets; the rates of default or decreased recovery on the mortgages underlying our target assets; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; the availability and cost of financing; changes in the competitive landscape within our industry; our ability to effectively execute and to realize the benefits of strategic transactions and initiatives we have pursued or may in the future pursue; our ability to recognize the benefits of our acquisition of RoundPoint Mortgage Servicing LLC and to manage the risks associated with operating a mortgage loan servicer; our decision to terminate our management agreement with PRCM Advisers LLC and the ongoing litigation related to such termination; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire MSR and to maintain our MSR portfolio; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as income excluding market-driven value changes, earnings available for distribution and related per basic common share measures. The non-GAAP financial measures presented by the company provide supplemental information to assist investors in analyzing the company’s results of operations and help facilitate comparisons to industry peers. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to non-GAAP reconciliation tables on pages 11 and 12 of this release.

Additional Information
Stockholders of Two Harbors and other interested persons may find additional information regarding the company at www.twoharborsinvestment.com, at the Securities and Exchange Commission’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 1601 Utica Avenue South, Suite 900, St. Louis Park, MN, 55416, telephone (612) 453-4100.

Contact
Margaret Karr, Head of Investor Relations, Two Harbors Investment Corp., (612)-453-4080, Margaret.Karr@twoharborsinvestment.com

# # #

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)
	September 30, 2023	December 31, 2022
	(unaudited)
ASSETS
Available-for-sale securities, at fair value (amortized cost $9,497,257 and $8,114,627, respectively; allowance for credit losses $4,556 and $6,958, respectively)	$8,830,726	$7,778,734
Mortgage servicing rights, at fair value	3,213,113	2,984,937
Cash and cash equivalents	644,184	683,479
Restricted cash	400,777	443,026
Accrued interest receivable	39,038	36,018
Due from counterparties	315,467	253,374
Derivative assets, at fair value	20,592	26,438
Reverse repurchase agreements	282,767	1,066,935
Other assets	170,065	193,219
Total Assets	$13,916,729	$13,466,160
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$9,113,270	$8,603,011
Revolving credit facilities	1,410,671	1,118,831
Term notes payable	295,025	398,011
Convertible senior notes	268,179	282,496
Derivative liabilities, at fair value	23,550	34,048
Due to counterparties	312,248	541,709
Dividends payable	55,675	64,504
Accrued interest payable	90,709	94,034
Other liabilities	230,174	145,991
Total Liabilities	11,799,501	11,282,635
Stockholders’ Equity:
Preferred stock, par value $0.01 per share; 100,000,000 shares authorized and 25,578,232 and 26,092,050 shares issued and outstanding, respectively ($639,456 and $652,301 liquidation preference, respectively)	618,579	630,999
Common stock, par value $0.01 per share; 175,000,000 shares authorized and 96,186,425 and 86,428,845 shares issued and outstanding, respectively	962	864
Additional paid-in capital	5,826,133	5,645,998
Accumulated other comprehensive loss	(660,008)	(278,711)
Cumulative earnings	1,782,654	1,453,371
Cumulative distributions to stockholders	(5,451,092)	(5,268,996)
Total Stockholders’ Equity	2,117,228	2,183,525
Total Liabilities and Stockholders’ Equity	$13,916,729	$13,466,160

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended September 30, 2023		Nine Months Ended September 30, 2023
	2023	2022	2023	2022
	(unaudited)		(unaudited)
Interest income:
Available-for-sale securities	$107,827	$88,472	$309,060	$188,518
Other	15,781	5,916	48,903	7,719
Total interest income	123,608	94,388	357,963	196,237
Interest expense:
Repurchase agreements	129,298	57,868	350,599	85,480
Revolving credit facilities	32,526	15,178	87,866	29,960
Term notes payable	6,634	5,427	22,516	12,608
Convertible senior notes	4,636	4,877	14,164	14,720
Total interest expense	173,094	83,350	475,145	142,768
Net interest (expense) income	(49,486)	11,038	(117,182)	53,469
Other income:
(Loss) gain on investment securities	(471)	(6,426)	12,499	(256,487)
Servicing income	178,625	148,833	507,168	442,985
Gain (loss) on servicing asset	67,369	(6,720)	60,969	489,461
Gain on interest rate swap and swaption agreements	111,909	34,806	86,288	29,499
Gain (loss) on other derivative instruments	86,212	159,044	(22,398)	(43,991)
Other income (loss)	2,903	—	5,103	(117)
Total other income	446,547	329,537	649,629	661,350
Expenses:
Servicing expenses	29,903	21,152	83,459	68,847
Compensation and benefits	8,617	10,100	31,568	33,312
Other operating expenses	15,984	10,688	38,354	26,465
Total expenses	54,504	41,940	153,381	128,624
Income before income taxes	342,557	298,635	379,066	586,195
Provision for income taxes	36,365	21,023	52,237	95,733
Net income	306,192	277,612	326,829	490,462
Dividends on preferred stock	(12,115)	(13,747)	(36,595)	(41,242)
Gain on repurchase and retirement of preferred stock	—	—	2,454	—
Net income attributable to common stockholders	$294,077	$263,865	$292,688	$449,220
Basic earnings per weighted average common share	$3.04	$3.04	$3.06	$5.19
Diluted earnings per weighted average common share	$2.81	$2.78	$2.91	$4.80
Dividends declared per common share	$0.45	$0.68	$1.50	$2.04
Weighted average number of shares of common stock:
Basic	96,176,287	86,252,104	95,059,856	86,107,979
Diluted	105,628,130	96,132,100	104,849,018	96,120,844

TWO HARBORS INVESTMENT CORP.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS, CONTINUED
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation
	Three Months Ended September 30, 2023		Nine Months Ended September 30, 2023
	2023	2022	2023	2022
	(unaudited)		(unaudited)
Comprehensive loss:
Net income	$306,192	$277,612	$326,829	$490,462
Other comprehensive loss:
Unrealized loss on available-for-sale securities	(350,922)	(551,673)	(381,297)	(887,729)
Other comprehensive loss	(350,922)	(551,673)	(381,297)	(887,729)
Comprehensive loss	(44,730)	(274,061)	(54,468)	(397,267)
Dividends on preferred stock	(12,115)	(13,747)	(36,595)	(41,242)
Gain on repurchase and retirement of preferred stock	—	—	2,454	—
Comprehensive loss attributable to common stockholders	$(56,845)	$(287,808)	$(88,609)	$(438,509)

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	September 30, 2023	June 30, 2023
	(unaudited)	(unaudited)
Reconciliation of Comprehensive (loss) income to Income Excluding Market-Driven Value Changes:
Comprehensive (loss) income attributable to common stockholders	$(56,845)	$31,478
Adjustments to exclude market-driven value changes(1) and certain operating expenses:
RMBS and other Agency securities market-driven value changes(2)	391,159	195,343
MSR market-driven value changes(3)	(138,182)	(94,172)
Swap and swaption market-driven value changes(4)	(110,764)	(57,085)
TBA market-driven value changes(5)	98,613	87,800
Realized and unrealized gains on futures	(178,918)	(126,923)
Other realized gains	(2,903)	(2,201)
Change in servicing reserves	994	(301)
Deboarding fees associated with RoundPoint acquisition	3,336	2,368
Certain operating expenses(6)	10,396	7,134
Gain on repurchase and retirement of preferred stock	—	(2,454)
Net provision for income taxes associated with market-driven value changes	32,402	16,514
Income Excluding Market-Driven Value Changes(7)	$49,288	$57,501
Weighted average basic common shares	96,176,287	96,387,877
Income Excluding Market-Driven Value Changes per weighted average basic common share	$0.51	$0.60
_____________
(1)The market-driven value changes adjustment for each of RMBS and other Agency securities, MSR, swap and swaptions and TBA represents unexpected price changes for the referenced period. As defined, the calculation of IXM includes modeled price changes that are measured daily based on a “Realized Forwards” methodology, which includes the assumption that spreads, forward interest rates, shape of the term structure and volatility factored into the previous day ending fair value are unchanged. Unexpected price changes represent the differences between (a) actual spreads, forward interest rates, shape of the term structure and volatility, and (b) the spreads, forward interest rates, shape of the term structure and volatility that were factored into the previous day ending fair value. Unexpected price changes are measured daily and used to determine the portion of actual market price changes not attributable to modeled price changes. The reported market-driven value changes adjustment for each of RMBS and other Agency securities, MSR, swap and swaptions and TBA is the sum of all daily unexpected price changes for the referenced period. Please refer to end notes (2) through (5) below for further information.
(2)RMBS and other Agency securities market-driven value changes refers to the sum of interest income, realized and unrealized gains and losses on RMBS and other Agency securities, less the sum of the realization of RMBS and other Agency securities cash flows which incorporates actual prepayments, changes in RMBS and other Agency securities accrued interest, and modeled price changes. Modeled price changes are measured daily based on a “Realized Forwards” methodology, which includes the assumption that spreads, forward interest rates, shape of the term structure and volatility factored into the previous day ending fair value are unchanged. RMBS and other Agency securities includes inverse interest-only Agency RMBS which are accounted for as derivative instruments in accordance with GAAP.
(3)MSR market-driven value changes refers to the sum of servicing income, servicing expenses, realized and unrealized gains and losses on MSR, less the sum of the realization of MSR cash flows which incorporates actual prepayments, servicing income and servicing expenses, and modeled price changes. Modeled price changes are measured daily based on a “Realized Forwards” methodology, which includes the assumption that spreads, forward interest rates, shape of the term structure and volatility factored into the previous day ending fair value are unchanged.
(4)Swap and swaption market-driven value changes refers to the net interest spread and realized and unrealized gains and losses on interest rate swap and swaption agreements, less the swaps daily IXM that is equal to the previous day ending fair value multiplied by the overnight SOFR and swaptions daily IXM that is equal to the previous day ending fair value multiplied by the realized forward rate.
(5)TBA market-driven value changes refers to the total realized and unrealized gains and losses, less the daily zero-volatility OAS less the implied repo spread, multiplied by the previous day ending fair value.
(6)Certain operating expenses predominantly consists of expenses incurred in connection with the company’s ongoing litigation with PRCM Advisers LLC. It also includes certain transaction expenses incurred in connection with the company’s acquisition of RoundPoint Mortgage Servicing LLC.
(7)Income Excluding Market-Driven Value Changes, or IXM, is a non-GAAP measure defined as total comprehensive income attributable to common stockholders, excluding market-driven value changes on the aggregate portfolio, provision for income taxes associated with market-driven value changes, certain operating expenses and gains on the repurchase and retirement of preferred stock and convertible senior notes. As defined, IXM includes the realization of portfolio cash flows which incorporates actual prepayments, changes in portfolio accrued interest, servicing income and servicing expenses, and certain modeled price changes. These modeled price changes are measured daily based on a “Realized Forwards” methodology, which includes the assumption that spreads, forward interest rates, shape of the term structure and volatility factored into the previous day ending fair value are unchanged. Assumptions for spreads, forward interest rates, shape of the term structure, volatility and the previous day ending fair value include applicable market data, data from third-party brokers and pricing vendors and management’s assessment. This applies to RMBS, MSR and derivatives, as applicable, and is net of all operating expenses and provision for income taxes associated with IXM. The purpose of presenting IXM, and the various adjustments related to market-driven value changes and certain legal expenses and acquisition transaction costs, is to provide management, analysts and investors with a profit and loss attribution that allows them to better understand the sources of returns from the company’s investment portfolio, operating expenses and tax expenses. IXM provides supplemental information to assist investors in analyzing the company’s results of operations and helps facilitate comparisons to industry peers. IXM is one of several measures the company’s board of directors considers to determine the amount of dividends to declare on the company’s common stock and should not be considered an indication of taxable income or as a proxy for the amount of dividends the company may declare.

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	September 30, 2023	June 30, 2023
	(unaudited)	(unaudited)
Reconciliation of Comprehensive (loss) income to Earnings Available for Distribution:
Comprehensive (loss) income attributable to common stockholders	$(56,845)	$31,478
Adjustment for other comprehensive loss attributable to common stockholders:
Unrealized loss on available-for-sale securities	350,922	156,306
Net income attributable to common stockholders	$294,077	$187,784
Adjustments to exclude reported realized and unrealized (gains) losses:
Realized loss on securities	289	2,640
Unrealized loss (gain) on securities	280	(4,834)
(Reversal of) provision for credit losses	(98)	22
Realized and unrealized gain on mortgage servicing rights	(67,369)	(21,679)
Realized loss on termination or expiration of interest rate swaps and swaptions	5,176	—
Unrealized gain on interest rate swaps and swaptions	(110,234)	(53,080)
Realized and unrealized gain on other derivative instruments	(86,121)	(47,063)
Gain on repurchase and retirement of preferred stock	—	(2,454)
Other realized and unrealized gains	(2,903)	(2,200)
Other adjustments:
MSR amortization(1)	(90,485)	(91,836)
TBA dollar roll (losses) income(2)	(2,106)	(3,526)
U.S. Treasury futures income(3)	11,174	5,652
Change in servicing reserves	994	(301)
Non-cash equity compensation expense	1,576	1,735
Certain operating expenses(4)	10,396	7,134
Net provision for income taxes on non-EAD	34,578	18,290
Earnings available for distribution to common stockholders(5)	$(776)	$(3,716)
Weighted average basic common shares	96,176,287	96,387,877
Earnings available for distribution to common stockholders per weighted average basic common share	$(0.01)	$(0.04)
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(1)MSR amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio, which is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.
(2)TBA dollar roll income is the economic equivalent to holding and financing Agency RMBS using short-term repurchase agreements.
(3)U.S. Treasury futures income is the economic equivalent to holding and financing a relevant cheapest-to-deliver U.S. Treasury note or bond using short-term repurchase agreements.
(4)Certain operating expenses predominantly consists of expenses incurred in connection with the company’s ongoing litigation with PRCM Advisers LLC. It also includes certain transaction expenses incurred in connection with the company’s acquisition of RoundPoint Mortgage Servicing LLC.
(5)EAD is a non-GAAP measure that we define as comprehensive (loss) income attributable to common stockholders, excluding realized and unrealized gains and losses on the aggregate portfolio, gains and losses on repurchases of preferred stock, provision for (reversal of) credit losses, reserve expense for representation and warranty obligations on MSR, non-cash compensation expense related to restricted common stock and certain operating expenses. As defined, EAD includes net interest income, accrual and settlement of interest on derivatives, dollar roll income on TBAs, U.S. Treasury futures income, servicing income, net of estimated amortization on MSR and certain cash related operating expenses. EAD provides supplemental information to assist investors in analyzing the company’s results of operations and helps facilitate comparisons to industry peers. EAD is one of several measures our board of directors considers to determine the amount of dividends to declare on our common stock and should not be considered an indication of our taxable income or as a proxy for the amount of dividends we may declare.